EXHIBIT 99.1

GOLDEN PHOENIX NAMES DAVID A. CALDWELL PRESIDENT AND CHIEF OPERATING OFFICER

SPARKS, NV, February 27, 2006 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce the appointment of David A. Caldwell to the positions of President and Chief Operating Officer. Mr. Caldwell will remain a Director of the Company and its Chief Geoscientist.

Robert Martin, Director of Corporate Development, commented, “Dave’s proven ability to shepherd Golden Phoenix through its current revitalization makes him the ideal choice to join our CEO, Ken Ripley, in leading the Company into production and positive cash flow. Given his industry knowledge, geological skill set and management experience, Dave will be called upon to perform multiple roles in the coming years.”

Dave Caldwell has served as a Director of Golden Phoenix since it’s founding in 1997. He has 20 years experience as a geologist and geophysicist specializing in the discovery, delineation and economic evaluation of mineral deposits. Prior to his appointment as President and COO of Golden Phoenix, Dave was Chief Geologist for Nevada Pacific Gold in Elko, Nevada, which he co-founded in 1997. Preceding his entry into the junior gold arena, Dave managed exploration and bankable feasibility phases of project development for Santa Fe Pacific Gold Corporation and Gold Fields Mining Company. Dave was awarded double Bachelor of Science degrees in Geology and Geophysics from the Institute of Technology at the University of Minnesota, and earned a Master of Science degree in Geology and Geochemistry from the New Mexico Institute of Mining and Technology. He is a Trustee for the Northwest Mining Association and a past President and current Director of the Geologic Society of Nevada.

In accepting his appointment, Dave stated, “My top priorities for Golden Phoenix are to guide it to profitable production in the near term, initiate aggressive exploration for gold, silver and molybdenum at Ashdown and Mineral Ridge in the mid-term, and build the corporate culture necessary to compete and win in this commodities bull market over the long term. We have the talent and momentum to succeed, and I am honored to be a part of this process.”

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, and is manager/operator of the Ashdown gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Director of Corporate Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.